Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

OMB APPROVAL
OMB Number: 3235-0060
Expires: March 31, 2003
Estimated average burden hours per response: 1.25

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) _____December 24, 2001________

___________________ADOLPH COORS COMPANY______________________________ (Exact name of registrant as specified in its chapter)

________Colorado_________ (State or other jurisdiction of incorporation	_______0-8251_________ (Commission File Number)	____84-0178360_________ (IRS Employer Identification No.)

___Golden, Colorado_______________ (Address of principal executive offices)	_80401_________________________ (Zip Code)

Registrant's telephone number, including area code ___(303) 279-6565_____

_____________Not applicable_____________________________________________ (Former name or former address, if changed since last report)

PART II. OTHER INFORMATION

Item 5. Other Events

On December 24, 2001, Adolph Coors Company (ACC) announced that it had signed an agreement to purchase the Carling business portion of Bass Brewers from Interbrew S.A. for GBP 1.2 billion (US$1.7 billion). The purchase is subject to U.K. regulatory approval. The companies anticipate completion of the transaction by early February 2002. ACC's news release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1. News Release of Adolph Coors Company dated December 24, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

______ADOLPH COORS COMPANY____ (Registrant)
Date December 28, 2001	/s/ (Annita M. Menogan, Secretary)